Exhibit 10.24(h)

FIRST ADDENDUM TO FOURTH AMENDMENT TO

REAL ESTATE BROKERAGE FRANCHISE AGREEMENT

This First Addendum to Fourth Amendment to Real Estate Brokerage Franchise Agreement (“Addendum”) is made and entered into this 15th day of April 2009 (the “Effective Date”), by and between Prudential Real Estate Affiliates, Inc., a Delaware corporation (“Franchisor”) and Watermark Realty, Inc., a corporation doing business in the state of Florida as Prudential Florida WCI Realty (“Franchisee”) with reference to the following facts:

A.        Franchisor and Franchisee are parties to that certain Real Estate Brokerage Franchise Agreement, a Second Amendment to Real Estate Brokerage Franchise Agreement and Renewal Amendment to Real Estate Brokerage Franchise Agreement, each dated March 4, 2004, a Third  Amendment  to  Real Estate Brokerage Franchise  Agreement dated June 14, 2005, a Fourth Amendment to Real Estate Brokerage Franchise Agreement dated effective March 29, 2006 (the “Fourth Amendment”)  as well as various subsequent amendments and addenda (the foregoing agreements, as amended, are referred to collectively herein as the “Franchise Agreement”).  Capitalized terms not defined herein are used as defined in the Franchise Agreement.

B.        Franchisee has requested and Franchisor has agreed to modify certain provisions of the Fourth Amendment with respect to Continuing Royalties following Franchisee’s acquisition of Virginia James Corporation which previously did business as Prudential Village Realty.

C.        Franchisor and Franchisee desire to provide for certain agreements with regard to the Continuing Royalty to be paid by Franchisee and agree as to other matters as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing facts, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Franchisor and Franchisee agree as follows:

1.         Paragraph l of the Fourth Amendment is  hereby deleted in its entirety, and Franchisee’s obligation to Franchisor as outlined in Paragraph 1 is deemed null and void and of no effect.

2.         Franchisee shall continue to pay Continuing Royalties on certain Gross Revenues derived from the Acquired Locations at the customary rates and in accordance with the other terms and conditions of Franchisee’s Franchise Agreement.

3.         The foregoing constitutes the entire agreement between the parties with respect to the matters set forth herein; all other understandings or representations, whether oral or written, having been incorporated herein, are otherwise superseded.

4.         Except as amended herein all other terms and conditions of the Franchise Agreement as well as the Fourth Amendment remain in full force and effect.

5.         This Addendum may be executed in two or more counterparts and with facsimile signatures, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the first date indicated above.

FRANCHISEE:

WATERMARK REALTY, INC.,
A Delaware corporation

By:	/s/ Rei Mesa
Rei Mesa
Its:	President

FRANCHISOR:

PRUDENTIAL REAL ESTATE AFFILIATES, INC., a Delaware corporation

By:	/s/ John Van Der Wall
John Van Der Wall
Its:	Chief Executive Officer

By:	/s/ David S. Beard
David S. Beard
Its:	Vice President, Corporate Counsel and Assistant Secretary